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                       LYNCH, BREWER, HOFFMAN & FINK, LLP

                                ATTORNEYS AT LAW

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
OWEN B. LYNCH                101 FEDERAL STREET, 22ND FLOOR    DEG. ALSO ADMITTED IN CT
EDWARD S. BREWER, JR. DEG.   BOSTON, MASSACHUSETTS 02110-800   *    ALSO ADMITTED IN FL
ALAN R. HOFFMAN                                                'd'  ALSO ADMITTED IN ME
PETER W. FINK*                          ----------             __   ALSO ADMITTED IN NH
J. ALLEN HOLLAND, JR.                                          __   ALSO ADMITTED IN NJ
ELIZABETH A. ZELDIN+             TELEPHONE (617) 951-0800      +    ALSO ADMITTED IN NY
JOHN P. DENNIS 'd'                   FAX (617) 951-0811        +    ALSO ADMITTED IN SC
STEVEN L. SCHRECKINGER          http://www.lynchbrewer.com
TAMARA S. WOLFSON
PATRICK J. KINNEY, JR.
PHYLLIS ZELERMYER WALD
ANNE HOFFMAN
DALE C. KERESTER
JENNIFER C. PLATT
CHRISTINE B. WHITMAN DEG.*
THOMAS J. CLEMENS
MYRNA M. ZAKARIAN
SUZANNE MANCUSO FEHSER+
KARIN I. MCEWENY+_
HARVEY NOSOWITZ
ANNE ROBBINS
JANE M. GUEVREMONT
SONIA J. KWON*
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                                  May 19, 2006

ICON FUNDS
c/o BISYS Legal Services
100 Summer Street, Suite 1500
Boston, Massachusetts 02110

Ladies and Gentlemen:

     As counsel to ICON FUNDS, a Massachusetts business trust (the "Trust"), we have been asked to render our opinion with respect to the issuance of an indefinite number of shares of beneficial interest in the Trust (the "Shares") representing interests in ICON Core Equity Fund, ICON Covered Call Fund, ICON Equity Income Fund, ICON Long/Short Fund, ICON Asia-Pacific Region Fund, ICON Europe Fund, and ICON International Equity Fund (collectively, the "Funds"), the Shares of each of such Funds being a series of the Trust, as more fully described in the Prospectuses and Statement of Additional Information in the form contained in the Prospectuses and Statement of Additional Information in the form contained in the Trust's Registration Statement on Form N-1A, as amended through the date hereof, to which this opinion is an exhibit, to be filed with the Securities and Exchange Commission.

     We have examined the Master Trust Agreement of the Trust, dated September 19, 1996, as amended through the date hereof, the Prospectuses and Statement of Additional Information contained in such Registration Statement, as amended through the date hereof, and such other documents, records and certificates as we have deemed necessary for the purposes of this opinion. In rendering this opinion, we have, with your approval, relied, as to all questions of fact material to this opinion, upon certain certificates of public officials and of your officers and assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, which facts we have not independently verified.

     Based upon the foregoing, we are of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Master Trust Agreement, the

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ICON FUNDS
MAY 19, 2006
Page 2 of 2


Prospectuses and the Statement of Additional Information, will be legally issued, fully paid and non-assessable by the Trust.

     We hereby consent to your filing this opinion as an exhibit to Post Effective Amendment Number 24 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                        Very truly yours,

                                        /s/ Lynch, Brewer, Hoffman & FINK, LLP
                                        LYNCH, BREWER, HOFFMAN & FINK, LLP